Exhibit 10.5

1 Terracon Place
Winnipeg, Manitoba
Canada, R2J 4B3
Tel:           (204) 233-4422
Fax:  (204) 231-0136
Email: info@polarisleasing.com
Website:  www.polarisleasing.com

LEASE CONTRACT

Lease #46479

CUSTOMER	Lessee Name	Co-Lessee Name
NAME	MICHAEL DARIN SHENHER AND GENERAL BIO ENERGY INC.
who are individually, collectively and jointly and severally referred to herein as the “LESSEE”.

ADDRESS	Street	City/Province	Postal Code
	1620 MCARA STREET	REGINA, SK	S4N 6H6
	Contact Name	Telephone Number	Fax Number
	MICHAEL SHENHER	306-757-2463	306-546-0559
LESSOR	POLARIS LEASING LTD.
who is referred to herein as the “LESSOR”.
EQUIPMENT	Quantity / Year / Make / Model / Serial Number(s)

DESCRIPTION	(1) TRAILTECH CELR260-18' TRAILER SN# 2CUL2TJ9X92027255
LOCATION OF EQUIPMENT
(If different than above)

TERM (NO.	LEASE PAYMENTS WILL BE	NO. OF PERIODIC LEASE	PERIODIC	P.S.T.	G.S.T./H.S.T.	TOTAL LEASE
OF MONTHS)	MADE AS PER SCHEDULE “A”	PMTS. DURING TERM	LEASE AMOUNT		Lessor G.S.T. #: R133306555	PAYMENT:

37		13	518.77	25.94	25.94	570.65

PURCHASE	OPTION DATE: at the end of the term’s		OPTION PRICE:
OPTION	36 th month		$520.00

INSURANCE:  The LESSEE is required to purchase adequate insurance coverage on the leased equipment for the duration of the Lease in accordance with the Terms and Conditions of Lease attached hereto, and, in particular, Section 5 thereof.
Insurance charge per month (before  taxes): $26.21 Insurance claim deductible: $500.00
PRE AUTHORIZED PAYMENT PLAN
Lessor is hereby authorized to periodically draw payment under its Pre-Authorized Payment Plan from the financial institution account of the undersigned as outlined on the attached sample cheque to cover the payment and other amounts due under this Agreement.  If the account is transferred or closed, the authorization shall have the same force and effect as if it had been directed to the original bank or branch.
DELIVERY AND ACCEPTANCE CERTIFICATE
The equipment under this Lease has been inspected by the undersigned and was received in a satisfactory workable condition and it is fit for the purpose for which it was/is intended.  If this Lease is executed by the LESSEE prior to the time that the LESSEE has taken delivery and possession of the equipment, then the LESSEE warrants that it will, within 24 hours of taking delivery and possession of the equipment, make an inspection as it deems necessary and notify the LESSOR in writing of any items of dissatisfaction to the LESSEE.  If, within 24 hours of delivery of the equipment to the LESSEE,  the LESSOR does not receive from the LESSEE written notice of dissatisfaction concerning the equipment, then the LESSEE is deemed to have received the equipment in satisfactory condition and it waives any right that it might have to assert anything to the contrary.  The Lessee also confirms and acknowledges that the Lessor is under no obligation to inspect service or otherwise maintain the equipment.  The Lessee has read the Lease and is aware of and understands the terms and conditions thereof and in particular, but not limited to paragraph 21 (Representations and Warranties).  The Lessee acknowledges that the Lessor is not a manufacturer or distributor of the equipment, nor an agent of the supplier, and that this agreement is intended as a lease and is subject to the terms and conditions of such agreement.
Date of Delivery and Acceptance:
FOR OFFICE USE ONLY	ACCEPTANCE OF TERMS AND CONDITIONS

This Lease shall not become binding upon Lessor until accepted in writing as evidenced by the signature of a duly authorized office of the Lessor below.	The undersigned affirms that he/she is duly authorized to execute this Lease Contract and acknowledges all terms and conditions which are part of this Lease.

Date of Acceptance: _____________________________________	Date: _____________________________________
Polaris Leasing Ltd.	X /s/ Michael Shenher
(the Lessor herein)	MICHAEL DARIN SHENHER

Per: __________________________________________________	X /s/ Michael Shenher______________________________
Authorized Officer of Polaris Leasing Ltd.	SIGNING AUTHORITY FOR GENERAL BIO ENERGY INC.

TERMS AND CONDITIONS OF LEASE

For and in consideration of the covenants and agreements by the Lessee to pay the rent herein provided for and to perform the terms, covenants and conditions on the Lessee’s part herein contained, the LESSOR hereby leases and lets unto the Lessee, and the Lessee hereby hires and takes from the LESSOR, each unit of equipment described above and hereinafter referred to as the “equipment” for the term set forth above commencing on the date of delivery of the said equipment to the LESSEE and upon and subject to the covenants, conditions and provisions hereinafter set forth.

1.      RENTAL.   For the use of said equipment the LESSEE SHALL PAY TO THE LESSOR AT THE LESSOR’S office at Winnipeg, Manitoba, the periodic rent payments set forth above.  Such rent payments to be payable in the following modes:
(a) The first rent payment upon the execution hereof by the LESSEE and subsequent rent payments every calendar month, or other calendar period as indicated herein, after the month of shipment on the 1st day of such month or period.
(b) Set forth within the attached schedule, if any.
Rent hereunder is payable without abatement or without demand or notice.  Notwithstanding any other provisions of this lease to the contrary, the LESSEE shall pay to the LESSOR an amount equal to any and all goods and services taxes, sales taxes, value added taxes, or any other taxes from time to time imposed on, or collectible by the LESSOR with respect to rents, additional rents or any other amounts payable by the LESSEE to the LESSOR.
2.     LOCATION AND USE OF EQUIPMENT.  The said equipment shall be located and used at the place of business of the LESSEE or as designated in this Lease and shall not be removed therefrom without the prior written consent of the LESSOR.  The LESSEE shall cause the said equipment to be maintained properly by the LESSEE or competent employees only and operated properly by the LESSEE, its employees or such other persons as the LESSEE deems proper and shall pay all expenses of operating the said equipment and maintaining the same in good repair.
3.   NO REPRESENTATION OR WARRANTY BY LESSOR AS TO EQUIPMENT.   The LESSOR has made no representation or warranty with respect to the suitability or durability of any unit of equipment for the purposes or uses of the LESSEE, or any other representation or warranty express or implied with respect thereto.  The LESSOR shall not be liable to the LESSEE for any loss, damage, or expense of any kind caused directly or indirectly by the equipment or its use, maintenance, or possession, or by any interruption of service or loss of use, or for any loss of business or damage whatsoever and howsoever caused.
4.     EQUIPMENT OWNED BY LESSOR.  The said equipment shall at all times remain and be the sole and exclusive property of the LESSOR and the LESSEE shall have no right of property therein except the right to use the said equipment as a lessee upon the terms and conditions herein contained.   The said equipment is the property of the LESSOR and is to be promptly returned upon expiry or termination of this lease upon the terms and conditions herein contained.   The LESSOR is entitled to deduct any capital cost allowance, interest payments, investment tax credits or any other tax deductions that are deductible by an owner of property in respect of the said equipment and the LESSEE shall not attempt to deduct any such tax deductions.  The rent payments set forth above are based on the LESSOR deducting the foregoing tax deductions and rent payments set forth above are to be increased accordingly if any such tax deductions including capital cost allowance, interest payments and/or investment tax credits are denied to the LESSOR by Canada Revenue Agency. Any such payment in respect of the disallowed deductions is to be paid by the LESSEE to the LESSOR immediately upon demand by the Lessor, including if such demand is made after the termination of this agreement.  The interest provision contained in paragraph 21 herein applies to such payment owing by the LESSEE to the LESSOR.
5.     INSURANCE.  The LESSEE shall be responsible to secure and maintain, at its cost, including premiums and deductibles, full “ALL RISKS” insurance coverage including additional flood and earthquake coverage on the said equipment for its full insurable value on a replacement cost basis and Commercial General Liability insurance to such limits as the LESSOR may from time to time determine during and for the full term of this Lease.  The LESSEE must provide proof of insurance to the LESSOR at the commencement of this Lease.   If the LESSEE fails to provide proof of insurance, then the LESSOR may, at its option, purchase insurance coverage on the leased equipment and, in such a case, the LESSOR is entitled to charge and collect from the LESSEE all costs of such insurance.  If such insurance is purchased by the LESSOR as of the date of this Lease, then the amount to be charged to and collected from the LESSEE may be entered herein.    All policies will include the LESSOR as an additional named insured and loss payee and shall preclude subrogation claims by the insurers against anyone insured thereunder and/or against the LESSOR.  The LESSEE shall effect all policies with insurers, upon terms, in amounts and with an insurance company satisfactory to the LESSOR.  All policies shall include a term and condition that the insurers shall not change or amend in any way or cancel the policies until 30 days after notice of such change, amendment or cancellation shall have been given to all named insureds.  The LESSEE shall be required to give evidence of the renewal of the policies 30 days prior to expiry.  If the LESSEE fails to provide the required evidence of renewal or fails to provide evidence of insurance coverage satisfactory to the LESSOR, the LESSOR shall be entitled, but shall not be obligated,  to arrange for insurance at the LESSEE’S cost which shall be payable on demand and until paid shall be deemed to be included in the sums from time to time due and unpaid under the Lease.  In the event the LESSOR, the LESSEE or any other person have claims or indemnities to be settled, such insurance shall be applied first to the settlement of the LESSOR’S claim for the settlement or indemnity and secondly to the LESSEE’S or other person’s claim for the settlement or indemnity.  The LESSEE assumes the entire risk of loss or damage to the said equipment from any cause whatsoever.  No loss or damage to the said equipment or any part thereof shall affect or impair the obligations of the LESSEE hereunder which shall continue in full force and effect.  The LESSEE shall not do or permit to be done, or omit to do anything to or with the equipment which will directly or indirectly cause the insurance coverage, including the LESSOR’S or LESSEE’S liability insurance, to be cancelled or revoked.  If any insurance rate is increased because of the LESSEE’S actions or omissions, or for any reason whatsoever, the LESSEE shall pay, upon demand, the amount by which the LESSEE’S or LESSOR’S insurance premiums are increased.  IF the LESSOR obtains the insurance coverage in accordance with the terms and conditions of the Insurance Option on the first page of this Lease, the LESSEE shall, at its cost, fully cooperate and assist the LESSOR with any claim under any such insurance policy.
6.    TERMINATION UPON TOTAL LOSS THROUGH FIRE OR THEFT.  In the event of total loss or damage to the said equipment, the LESSEE shall immediately notify the LESSOR thereof in writing, and the LESSOR shall have the right to terminate this Lease within 15 days following receipt by the LESSOR of such notification.  If the LESSOR shall not so terminate this Lease and the LESSOR receives sufficient insurance proceeds to replace the equipment then he shall replace the equipment as expeditiously as possible and rent shall cease to be payable hereunder until such replacement is made.  Upon termination of the Lease, the rent shall cease to be payable and the LESSOR shall be entitled to the full proceeds of the insurance coverage of the said equipment.   If the insurance proceeds received by the LESSOR are less than the replacement cost of the said equipment at the time of destruction, the LESSEE shall on demand pay the LESSOR an amount equal to the replacement cost of the said equipment less the insurance proceeds received by the LESSOR.
7.     NO SUBLEASE OR ASSIGNMENT OF LEASE BY LESSEE.  The LESSEE shall not deliver up possession of or sublet the said equipment and the lease hereby granted shall not be assignable by the LESSEE without prior written permission of the LESSOR, which permission may be arbitrarily withheld.

INITIAL: PAGE 2 OF 4		Lease #46479
1__________________________________	2__________________________
MICHAEL DARIN SHENHER	SIGNING AUTHORITY FOR GENERAL BIO ENERGY INC.

8.     MAINTENANCE AND INSPECTION OF EQUIPMENT.  The LESSEE shall at all times and at the LESSEE’S own expense keep the said equipment in good and efficient working order and repair.  The LESSEE, its employees and/or agents shall obtain the prior  written consent of the LESSOR, which consent may not be unreasonably withheld, prior to making any alterations, additions or improvements to the said equipment.  All such alterations or improvements so made shall belong to and remain the property of the LESSOR.
9.     COMPLIANCE BY LESSEE WITH ALL LAWS, ORDINANCES, ETC.   The LESSEE shall comply with and confirm to all laws, ordinances and regulations present or future, in any way relating to the possession, use or maintenance of said equipment throughout the term of this Lease and to the perfect exoneration from liability of the LESSOR.
10.   EQUIPMENT TO BE KEPT FREE OF LEVIES, LIENS, CHARGES, ETC.  The LESSEE shall keep the equipment free of levies, liens and encumbrances and shall pay all license fees, registration fees, assessments, charges and taxes (Municipal, Provincial and Federal) which may be levied or assessed directly or indirectly against or on account of the said equipment or any interest therein or use thereof.  If the LESSEE shall fail to pay such license fees, registration fees, assessments, charges and taxes as the case may be in which event the cost thereof shall constitute so much additional rent, which shall be forthwith due and payable and the LESSOR shall be entitled to all the rights and remedies provided herein in the event of default of payment of rent.
11.   INDEMNIFICATION OF LESSOR BY LESSEE.  The LESSEE shall indemnify and save the LESSOR harmless against any and all claims, costs and expenses in any manner arising from the LESSEE’S use or possession of the said equipment and against all loss, damage and expenses whatsoever arising from any action, suit or proceeding or otherwise on account of any personal injury or death or damage to property occasioned by the said equipment during the term hereby created or on account of any infringement or alleged infringement of patent occasioned by the operation of said equipment.  The indemnities contained in this clause shall survive the expiration, termination, or cancellation of this Lease.  The LESSEE acknowledges and agrees that clerical errors shall not affect the validity of the Lease and LESSOR shall be entitled to unilaterally correct the same.  The LESSEE hereby waives receipt of and the right to receive a copy of any such registered statement or verification statement with respect thereto, to the extent not prohibited by any law applicable to and governing this Lease.  The LESSEE hereby waives the benefit of all provisions of any law, statute, or regulation which would in any manner affect the LESSOR’S rights and remedies hereunder, including without limitation any right, benefit or privilege provided by a limitation of actions statute or provision.
12.   CHOICE OF LAWS AND CHOICE OF JURISDICTION.  This agreement shall be governed by and construed in accordance with the Laws of the Province of Manitoba and, in all respects, shall be deemed a Manitoba contract.   The parties agree that any litigation of a dispute with respect to this agreement shall proceed in the Courts of the Province of Manitoba.
13.   EQUIPMENT TO REMAIN PERSONAL PROPERTY.  The said equipment shall at all times during the term of this Lease by and remain personal or moveable property, regardless of the manner in which it may be attached to any real estate.  The LESSEE shall install said equipment in a manner which will permit its removal without material injury to the place of installation.  The LESSEE shall be responsible for any damage done to any real estate, building or structure by the removal of the said equipment and shall indemnify and save harmless the LESSOR therefrom.
14.   REMEDIES ON DEFAULT.  Upon or after the occurrence of any event of default, the LESSOR at its option may terminate this Lease whereupon the LESSEE shall be obligated to return the said equipment to the LESSOR, in accordance with paragraph 18 herein, and shall also be liable to the LESSOR for any payment of all arrears of rent then owing, if any, plus interest thereon as herein provided, plus the costs and expenses as herein provided, plus all legal fees on a solicitor and client basis and such other costs and expenses which the LESSOR may incur and for all damages which the LESSOR may sustain by reason of the LESSEE’S breach, all of which are to become due and payable forthwith.  If the LESSOR does not exercise its option to terminate this Lease, it may in addition to any remedies available to it at law or in equity, from time to time enter the premises upon which the equipment is situated without terminating this Lease in order to relet the equipment as agent of the LESSEE for such periods and at such terms and conditions as the LESSOR in its sole discretion may deem advisable.  All of the LESSOR’S expenses incurred in reletting the equipment shall be paid by the LESSEE to the LESSOR immediately on demand.  If rentals received from such reletting during any month are less than the amount that was supposed to be paid during that month by the LESSEE, then the LESSEE shall immediately pay any such deficiencies to the LESSOR.  The “remedies” of the LESSOR under this Lease are cumulative and are in addition to any remedies of the LESSOR at law or in equity.
15.   EVENTS OF DEFAULT.  The following shall each constitute an event of default; (1) the failure of the LESSEE to pay any installment of rent; (2) the breach of any term, agreement, covenant or condition contained in this Lease; (3) the subjection of the said equipment to any lien, levy, encumbrance, or attachment; (4) any assignment by the LESSEE for the benefit of creditors; (5) the admission of the LESSEE of its inability to pay its debts generally as they become due; (6) the appointment of a receiver, trustee or similar official for the LESSEE or for any of its property; (7) the filing by or against the LESSEE of a petition in bankruptcy or a petition for the reorganization or liquidation of the LESSEE under any Federal or Provincial laws; (8) any other act of bankruptcy or other act or omission by the LESSEE in furtherance of any of the aforesaid purposes; (9) if the said equipment is in the opinion of the LESSOR, in danger of being confiscated or attached or abandoned; (10) a default under another lease between the LESSOR and LESSEE; (11) any misrepresentation by the LESSEE; (12) an attempt to sell or encumber the equipment.
16.   ASSIGNMENT BY LESSOR.  Should the LESSOR assign the sums due and to become due hereunder to any bank, insurance company or other lending agency (of which assignment the LESSEE hereby waives notice), the LESSEE shall recognize such assignment and should the LESSOR default in the performance of any of the terms and conditions of this Lease, the LESSEE may not, as to such assignee, terminate this Lease.  Nothing herein contained shall release the LESSOR from its obligation to perform any duty, covenant or condition required to be performed by a LESSOR under the terms of this lease should the same be so assigned to a bank, insurance company or other lending agency.
17.   SALE BY LESSOR.  If a purchaser assumes the LESSOR’S obligations hereunder, then any sale, transfer, or other disposition of the equipment made by the LESSOR shall relieve the LESSOR from further liability under this Lease.
18.   RETURN OF EQUIPMENT.  Upon termination of this Lease for any reason, the LESSEE shall at its cost and risk immediately return the said equipment to the LESSOR in the same condition as when delivered, ordinary wear and tear excepted, by delivering the same packed for shipment, to such place or carrier as the LESSOR shall specify, and if the LESSEE fails to immediately do so, the LESSOR shall have the right to enter upon the premises where said equipment may be and take possession of and remove it at the LESSEE’S expense, all without legal process.  If the LESSOR is entitled to retake possession of the equipment, then it may use such force as it deems necessary for that purpose and for gaining admittance to the premises upon which the equipment is situated without being liable for any loss or damage occasioned thereby and the LESSEE shall indemnify the LESSOR from any such claim against the LESSOR for such loss or damage.

INITIAL: PAGE 3 OF 4		Lease #46479
1__________________________________	2__________________________
MICHAEL DARIN SHENHER	SIGNING AUTHORITY FOR GENERAL BIO ENERGY INC.

The LESSEE hereby expressly releases the LESSOR from all action, proceedings, claims and demands whatsoever for or in respect of any such forcible entry, or  any loss or damage that may be sustained by the LESSEE in respect thereto.  Further, the LESSEE covenants and agrees that, if, at the termination of this Lease for any reason, it does not return the equipment to the LESSOR in the same condition as when said equipment was delivered to the LESSEE at the commencement of the Lease, ordinary wear and tear excepted, then the LESSEE shall indemnify the LESSOR in full for any costs or expenses whatsoever incurred by the LESSOR to have said equipment repaired, refurbished or reconditioned to the same condition as when said equipment was delivered to the LESSEE at the commencement of the Lease, ordinary wear and tear excepted.

19.   RENEWAL OPTION.    If this Lease is in force and in good standing on the last day of the original term and provided that the LESSEE is not in default hereunder, this Lease will be automatically renewed on a month to month basis upon expiration of the original term as set forth above (Renewal Option) upon and subject to the terms and conditions set forth herein including the periodic rent payments set forth above unless either the LESSOR or LESSEE has notified the other in writing within thirty days (30) prior to the expiration of the original term as set forth above, to the effect that the Renewal Option will not be entered into.  During the Renewal Option, either party may cancel the month to month renewal period by providing thirty (30) days prior written notice to the other party.
20.   PURCHASE OPTION.  (a) If no event of default has occurred under this Agreement, the LESSEE will have an option to purchase the equipment from the LESSOR  on the Option Date referred to above for the Option Price referred to above, which the LESSOR deems its Fair Market Value. If the Option Price box above is blank, then the Option Price shall be the Fair Market Value of the equipment as determined by the LESSOR at the time of the exercise of the Option. The LESSEE must notify the LESSOR in writing at least 60 days before the Option Date referred to above if the LESSEE intends to exercise the Purchase Option and the LESSEE must pay the Option Price referred to above, plus all applicable taxes, at least 30 days before the Option Date.  The LESSEE may assign its rights to exercise its option to purchase to a third party provided that the LESSEE notifies the LESSOR accordingly concurrently with the exercise of its option to purchase and provided that the LESSOR approves of such third party, which approval shall not be unreasonably withheld or delayed.  It shall be reasonable in the circumstances however that the LESSOR be satisfied with the arrangements for payment of the Option Price whether or not the LESSEE assigns its rights as herein permitted.  The LESSOR’S standard form Bill of Sale shall be executed and delivered by the appropriate parties  in such event. (b)   In the event that the LESSEE does not exercise its option to purchase as provided for in Paragraph 20 (a) hereof, the monthly lease payments shall continue to be made by the LESSEE to the LESSOR and all of the other terms, covenants and conditions shall continue to apply to the end of the Term. The LESSOR may, at the end of the Term, sell the equipment to the LESSEE or as the LESSEE may assign or direct, at its Fair Market Value, and upon such other terms and conditions as the LESSOR and the LESSEE may agree.
21.   REPRESENTATIONS AND WARRANTIES.  Each unit of the said equipment leased hereunder is of a size, design and capacity selected by the LESSEE and the LESSEE is satisfied that the same is suitable for its purposes and the LESSOR has made no representation or warranty with respect to the suitability or durability of any such unit for the purpose or uses of the LESSEE or any other representation or warranty expressed or implied with respect thereto.  The said equipment shall be deemed conclusively to have been delivered to the LESSEE in good and efficient working order and repair and the LESSEE shall be deemed conclusively to have accepted delivery thereof accordingly after due inspection on the date of delivery, except to the extent that the LESSEE notifies the LESSOR in writing of any defect in or non-repair of the said equipment immediately upon receipt of the equipment.  The LESSOR is under no obligation to inspect, service or otherwise maintain the equipment. However, and notwithstanding the foregoing, the LESSOR may at its option inspect the equipment from time to time without prior notice to the LESSEE.   LESSEE acknowledges that LESSEE alone has selected the equipment and that LESSOR is not a manufacturer or distributor or agent thereof, and there are no agreements, representations, warranties or conditions, oral or written, expressed or implied, legal, statutory, customary, collateral, or otherwise, given or made by LESSOR with respect to or in connection with the equipment of this Lease and the same are hereby expressly excluded.  LESSEE acknowledges that the essential element hereof is a net lease arrangement only and the LESSEE agrees to pay rent unconditionally to the LESSOR without setoff or compensation.
22.   INTEREST.  Should the LESSEE fail to pay any part of the rent herein reserved or any other sum required by the LESSEE to be paid to the LESSOR on the due date thereof the LESSEE shall pay unto the LESSOR interest on such delinquent payments until paid at the rate of 2% per month (26.824% per annum).  The LESSEE further agrees to pay the LESSOR a returned cheque or non-sufficient funds (NSF) charge to reimburse LESSOR for its time and expenses incurred with respect to a cheque or a Pre-Authorized Payment debit that is returned for any reason, such NSF charge shall be the greater of $25.00 or the actual bank charges to the LESSOR plus other amounts allowed by law.
23.   TIME OF THE ESSENCE.  Time is of the essence of this Lease and each and all of its provisions.
24.   BINDING UPON HEIRS, EXECUTORS, SUCCESSORS AND ASSIGNS.   This Lease shall enure to the benefit and be binding upon the successors and assigns of the respective parties hereto and the heirs, executors and administrations of the LESSEE if an individual, provided that nothing in this paragraph contained shall impair any of the provisions hereinbefore set forth prohibiting subletting of the said equipment by the LESSEE, or assignment of this Lease by the LESSEE without the prior written consent of the LESSOR.
25.   HEADINGS.  The insertion of headings in this Lease is for convenience of reference only and shall not effect the interpretation thereof.
26.   INTERPRETATION.   It is hereby agreed by and between the parties hereto that whenever the context of this Lease so requires, the singular number shall include the plural and vice versa, and that words importing the masculine gender shall include the feminine and neuter genders and that in case more than one LESSEE is named as LESSEE, the ability of such lessees shall be joint and several.
27.   NON-CANCELLABLE LEASE.  This Lease cannot be cancelled or terminated by the LESSEE except as expressly provided herein and will remain in force for the full term indicated herein.  This Lease cannot be amended other than by a written amendment agreed to and made by both parties.
28.   CREDIT INVESTIGATIONS.   The LESSEE hereby consents to the LESSOR and Polaris Leasing obtaining from any credit reporting agency or creditor, or grantor of the LESSEE such information as the LESSOR may require at any time.
29.   BINDING AGREEMENT.  This Lease is not binding upon the LESSOR until it is signed by the LESSOR.  This Lease may be signed in counterpart.  In the absence of an original, a facsimile copy or a photocopy hereof shall be good and sufficient evidence for the original and may be relied upon as such.
30.   WAIVER BY LESSOR.  No covenant or condition of this Lease can be waived except by the written consent of the LESSOR, and forbearance or indulgence by the LESSOR in any regard whatsoever shall not constitute a waiver of the covenant or condition to be performed by the LESSEE to which the same may apply, and until complete performance by the LESSEE of said covenant or condition, the LESSOR shall be entitled to invoke any remedy available to the LESSOR under this Lease or by law, despite said forbearance or indulgence.
31.   REGISTRATION.  The LESSOR may file a financing statement or similar registration under the applicable Provincial Personal Property Security legislation with respect to this Lease, and take such other steps and notify and communicate with such other persons or offices so as to give notice of the Lease of equipment hereunder and the LESSOR’S interest therein to interested parties.  A registration discharge fee will be charged to the LESSEE at the expiry of this Lease.

INITIAL: PAGE 4 OF 4		Lease #46479
1__________________________________	2__________________________
MICHAEL DARIN SHENHER	SIGNING AUTHORITY FOR GENERAL BIO ENERGY INC.